Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

Ultra Clean Reports Third Quarter 2018 Financial Results

HAYWARD, Calif., November 6, 2018 /PRNewswire/ Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a leading developer and supplier of critical subsystems, ultra-high purity cleaning and analytical services for the semiconductor and display capital equipment industries, today reported its financial results for the third quarter ended September 28, 2018.

“The addition of a new, recurring revenue stream from Quantum late in the third quarter helped to offset the pause in the semiconductor capital equipment investment cycle,” said Jim Scholhamer, CEO. “By expanding our core products and systems business to include a services component, we can play a larger, more vital role creating and capturing value for our existing and new top-tier OEM and IDM customers. We remain very positive on the industry’s long-term drivers and will continue to execute on our growth strategy, extending our position as a leading supplier to the semiconductor market.”

GAAP Financial Results

The financial information presented for the third quarter of 2018 includes five weeks of operations of Quantum Global Technologies, which UCT acquired on August 27, 2018.

Total revenue for the third quarter was $234.1 million, a decrease of 19.3% compared to the second quarter and a decrease of 3.5% compared to the same period a year ago.

Gross margin was 15.0% compared to 15.9% last quarter and 17.6% a year ago. Operating margin was 0.4% compared to 7.8% last quarter and 9.6% for the same period last year.

Net loss for the third quarter was $6.0 million or $0.15 per basic and diluted share compared to net income of $19.0 million or $0.49 and $0.48 per basic and diluted share in the previous quarter, and net income of $19.7 million or $0.59 and $0.57 per basic and diluted share last year.

Cash and cash equivalents at the end of the third quarter were $160.3 million, an increase of $19.2 million compared to the second quarter.

Non-GAAP Financial Results

Non-GAAP net income was $11.9 million, or $0.30 per diluted share. This compares to non-GAAP net income of $21.5 million or $0.55 per diluted share in the previous quarter and non-GAAP net income of $21.3 million or $0.62 for the prior year.

Non-GAAP operating margin was 6.4% compared to 8.7% in the previous quarter and 10.1% in the same period a year ago.

The Company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release.

Fourth Quarter 2018 Outlook

The Company expects revenue to be between $240 million to $260 million and GAAP diluted net income per share to be in the range of $0.18 to $0.28. The Company expects non-GAAP net income per diluted share to be in the range of $0.20 to $0.30.

Conference Call

UCT will conduct a conference call today, Tuesday, November 6, 2018, beginning at 1:45 p.m. PT.

The call-in number is (844) 826-3034 (domestic) and (412) 317-5179 (international). A replay of the conference will be available for seven days following the call at (877) 344-7529 (domestic) and (412) 317-0088 (international). The confirmation number for live broadcast and replay is 10124276.

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems, ultra-high purity cleaning and analytical services primarily for the semiconductor and display related industries. Ultra Clean offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping and component manufacturing. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

Use of Non-GAAP Measures

Management uses non-GAAP net income and net income per diluted share to evaluate the Company's operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing our core business and business trends and comparing performance to prior periods, along with enhancing investors' ability to view the Company's results from management's perspective. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release. A reconciliation of our guidance for non-GAAP net income per diluted share for the fourth quarter of 2018 is not available due to fluctuations in the geographic mix of our earnings from quarter to quarter, which impacts our tax rate and cannot be reasonably predicted or determined. As a result, such reconciliation is not available without unreasonable efforts and we are unable to determine the probable significance of the unavailable information.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates,", “projection”, “outlook”, “forecast”, "believes," "plan," "expect," "future,"' "intends," "may," "will," "estimates,", “see”, "predicts," and similar expressions to identify these forward-looking statements. Forward looking statements included in this press release include our expectations about the semiconductor capital equipment market and our fourth quarter 2018 outlook. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, the Company’s actual results may differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors also include, among others, those identified in "Risk Factors”, "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in our annual report on Form 10-K for the year ended December 29, 2017 as filed with the Securities and Exchange Commission and subsequently filed quarterly reports on Form 10-Q. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise unless required by law.

Contact:

Rhonda Bennetto

Vice President Investor Relations

250-307-9030

ULTRA CLEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share data)

	Three months ended		Nine months ended
	September 28,	September 29,	September 28,	September 29,
	2018	2017	2018	2017

Sales	$234,079	$242,610	$839,134	$675,465
Cost of goods sold	199,084	199,914	709,270	551,903
Gross profit	34,995	42,696	129,864	123,562

Operating expenses:
Research and development	3,284	2,722	9,228	8,402
Sales and marketing	3,839	3,662	11,274	10,064
General and administrative	26,950	13,050	58,868	37,656
Total operating expenses	34,073	19,434	79,370	56,122
Income from operations	922	23,262	50,494	67,440
Interest and other income (expense), net	(2,766)	(19)	(3,249)	(2,077)
Income (loss) before provision for income taxes	(1,844)	23,243	47,245	65,363
Income tax provision	4,596	3,527	9,984	11,127
Net income (loss)	(6,440)	19,716	37,261	54,236
Net loss attributable to non-controlling interest	(443)	-	(443)	-
Net income (loss) attributable to Ultra Clean Holdings, Inc.	$(5,997)	$19,716	$37,704	$54,236

Net income (loss) per share attributable to Ultra Clean Holdings, Inc. common stockholders:
Basic	$(0.15)	$0.59	$0.99	$1.63
Diluted	$(0.15)	$0.57	$0.97	$1.59
Shares used in computing net income (loss) per share:
Basic	38,930	33,540	38,152	33,342
Diluted	38,930	34,360	38,745	34,216

ULTRA CLEAN HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands)

	September 28,	December 29,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$160,340	$68,306
Accounts receivable, net of allowance	95,056	90,213
Inventory	198,578	236,840
Other current assets	30,873	12,089
Total current assets	484,847	407,448

Equipment and leasehold improvements, net	133,746	32,246
Goodwill	151,869	85,248
Purchased intangibles, net	203,180	31,587
Deferred tax assets, net	4,918	4,951
Other non-current assets	8,072	1,932
Total assets	$986,632	$563,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$42,818	$12,381
Accounts payable	95,178	173,521
Other current liabilities	37,627	21,445
Total current liabilities	175,623	207,347

Bank borrowings, net of current portion	330,984	39,893
Deferred tax liability	9,868	9,981
Other long-term liabilities	23,409	5,886
Total liabilities	539,884	263,107

Stockholders’ equity:
Common stock	283,995	185,336
Retained earnings	150,826	113,122
Accumulated other comprehensive income	(43)	1,847
Ultra Clean Holdings, Inc. stockholders' equity	434,778	300,305
Noncontrolling interest	11,970	-
Total stockholders’ equity	446,748	300,305
Total liabilities and stockholders’ equity	$986,632	$563,412

ULTRA CLEAN HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; in thousands)

	Nine Months Ended
	September 28,	September 29,
	2018	2017
Cash flows from operating activities:
Net income including noncontrolling interests	$37,261	$54,236
Adjustments to reconcile net income to net cash provided by operating activities (excluding assets acquired and liabilities assumed):
Depreciation and amortization	10,730	7,703
Stock-based compensation	7,133	5,059
Change in the fair value of financial instruments	(499)	(278)
Others	1,352	72
Changes in assets and liabilities:
Accounts receivable	13,730	(32,387)
Inventories	37,816	(60,484)
Prepaid expenses and other	(6,292)	(4,386)
Deferred income taxes	68	(224)
Other non-current assets	(297)	(486)
Accounts payable	(86,699)	57,695
Accrued compensation and related benefits	5,332	4,514
Income taxes payable	(3,969)	4,614
Other liabilities	(335)	1,978
Net cash provided by operating activities	15,331	37,626
Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(15,526)	(12,534)
Acquisition of Quantum, net of cash acquired	(290,462)	—
Net cash used for investing activities	(305,988)	(12,534)
Cash flows from financing activities:
Proceeds from bank borrowings	382,184	8,172
Proceeds from issuance of common stock	94,471	1,689
Principal payments on bank borrowings	(78,608)	(19,228)
Debt issuance costs paid	(12,118)	—
Employees’ taxes paid upon vesting of restricted stock units	(2,945)	(2,369)
Net cash provided by (used for) financing activities	382,984	(11,736)
Effect of exchange rate changes on cash and cash equivalents	(293)	118
Net increase in cash and cash equivalents	$92,034	$13,474
Cash and cash equivalents at beginning of period	68,306	52,465
Cash and cash equivalents at end of period	$160,340	$65,939

ULTRA CLEAN HOLDINGS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
	September 28,	September 29,	June 29,
	2018	2017	2018
Reconciliation of GAAP Net Income (loss) to Non-GAAP Net Income (in thousands)
Reported net income (loss) attributable to Ultra Clean Holdings, Inc. on a GAAP basis	$(5,997)	$19,716	$18,960
Amortization of intangible assets (1)	2,411	1,231	1,098
Reduction in force (2)	1,319	-	-
Product transition fees (3)	657	-	-
Executive transition costs (4)	246	-	1,400
Disposal of business unit (5)	1,082	-	-
Bank transaction costs (6)	99	-	-
Acquisition costs (7)	9,391	-	-
Income tax effect of non-GAAP adjustments (8)	(2,220)	(159)	(296)
Income tax effect of valuation allowance (9)	4,865	524	303
Non-GAAP net income attributable to Ultra Clean Holdings, Inc.	$11,853	$21,312	$21,465

Reconciliation of GAAP Income from operations to Non-GAAP Income from operations (in thousands)
Reported income from operations on a GAAP basis	$922	$23,262	$22,664
Amortization of intangible assets (1)	2,411	1,231	1,098
Reduction in force (2)	1,319	-	-
Product transition fees (3)	657	-	-
Executive transition costs (4)	246	-	1,400
Acquisition costs (7)	9,391	-	-
Non-GAAP income from operations	$14,946	$24,493	$25,162

Reconciliation of GAAP Operating margin to Non-GAAP Operating margin
Reported operating margin on a GAAP basis	0.4%	9.6%	7.8%
Amortization of intangible assets (1)	1.0%	0.5%	0.4%
Reduction in force (2)	0.6%	0.0%	0.0%
Product transition fees (3)	0.3%	0.0%	0.0%
Executive transition costs (4)	0.1%	0.0%	0.0%
Acquisition costs (7)	4.0%	0.0%	0.0%
Non-GAAP operating margin	6.4%	10.1%	8.7%

Reconciliation of GAAP Gross profit to Non-GAAP Gross profit (in thousands)
Reported gross profit on a GAAP basis	$34,995	$42,696	$46,065
Reduction in force (2)	1,197	-	-
Product transition fees (3)	657	-	-
Non-GAAP gross profit	$36,849	$42,696	$46,065

Reconciliation of GAAP Gross margin to Non-GAAP Gross margin
Reported gross margin on a GAAP basis	15.0%	17.6%	15.9%
Reduction in force (2)	0.4%	-	0.0%
Product transition fees (3)	0.3%	-	0.0%
Non-GAAP gross margin	15.7%	17.6%	15.9%

Reconciliation of GAAP Interest and other income (expense) to Non-GAAP Interest and other income (expense) (in thousands)
Reported interest and other income (expense) on a GAAP basis	$(2,766)	$(19)	$(809)
Disposal of business unit (5)	1,082	-	-
Bank transaction costs (6)	99	-	-
Non-GAAP interest and other income (expense)	$(1,585)	$(19)	$(809)

1	Amortization of intangible assets related to the Company's acquisitions of AIT, Thermal, FDS and QGT

2	Represents severence costs related to the company’s reduction in force during the quarter
3	One-time product transition payment

4	Represents final termination benefits paid to a former executive of the Company
5	Represents the loss on disposal of the Companuy's 3D printing operations in Singapore

6	Represents the writeoff of debt issuance costs, bank fees related to the payoff of remaining debt with East West Bank.
7	Represents costs related to the acquisition of QGT

8	Tax effect of items (1) through (7) above based on the non-gaap tax rate shown below
9	The Company's GAAP tax expense is generally higher than the Company's non-GAAP tax expense, primarily due to losses in the U.S. with full federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense considers the tax implications as if there was no federal or state valuation allowance position in effect.

	Three Months Ended
	September 28,	September 29,	June 29,
	2018	2017	2018
Reconciliation of GAAP Earnings Per Diluted Share to Non-GAAP Earnings Per Diluted Share
Reported net income (loss) on a GAAP basis	$(0.15)	$0.57	$0.48
Amortization of intangible assets	0.06	0.04	0.03
Reduction in force	0.03	-	-
Product transition fees	0.02	-	0.00
Executive transition costs	0.01	-	0.04
Disposal of business unit	0.03	-	-
Bank transaction costs	0.00	-	-
Acquisition costs	0.24	-	-
Income tax effect of non-GAAP adjustments	(0.06)	(0.01)	(0.01)
Income tax effect of valuation allowance	0.12	0.02	0.01
Non-GAAP net income	$0.30	$0.62	$0.55
Weighted average number of diluted shares (thousands)	38,930	34,360	39,297

ULTRA CLEAN HOLDINGS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

	Three Months Ended
	September 28,	September 29,	June 29,
	2018	2017	2018
(in thousands, except percentages)
Provision for income taxes on a GAAP basis	$4,596	$3,527	$2,895
Income tax effect of non-GAAP adjustments (1)	2,220	159	296
Income tax effect of valuation allowance (2)	(4,865)	(524)	(303)
Non-GAAP provision for income taxes	$1,951	$3,162	$2,888

Income (loss) before income taxes on a GAAP basis	$(1,844)	$23,243	$21,855
Amortization of intangible assets	2,411	1,231	1,098
Reduction in force	1,319	-	-
Product transition fees	657	-	-
Executive transition costs	246	-	1,400
Disposal of business unit	1,082	-	-
Bank transaction costs	99	-	-
Acquisition costs	9,391	-	-
Non-GAAP income before income taxes	$13,361	$24,474	$24,353
Effective income tax rate on a GAAP basis	-249.2%	15.2%	13.2%
Non-GAAP effective income tax rate	14.6%	12.9%	11.9%

1	Tax effect of items (1) through (4) above based on the non-gaap tax rate

2	The Company's GAAP tax expense is generally higher than the Company's non-GAAP tax expense, primarily due to losses in the U.S. with full federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense considers the tax implications as if there was no federal or state valuation allowance position in effect.